                                                                   Exhibit 10.15










                             CONTRIBUTION AGREEMENT
                 (Cash--from prior owners of Stellar Associates)


                                  BY AND AMONG

                    TOWER REALTY OPERATING PARTNERSHIP, L.P.

                                       AND

                                  LAURIE JACOBY


                           Dated as of April 29, 1997

                                TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----

ARTICLE I      CONTRIBUTION OF INTEREST AND EXCHANGE FOR CASH.........................  1
     1.1       Contribution Transaction...............................................  1
     1.2       Contribution of Certain Rights.........................................  2
     1.3       Consideration..........................................................  2

ARTICLE II     CLOSING................................................................  2
     2.1       Conditions Precedent...................................................  2
     2.3       Closing Deliveries.....................................................  3
     2.4       Closing Costs..........................................................  3

ARTICLE III    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
               CONTRIBUTOR............................................................  4
     3.1       Title to Interest......................................................  4
     3.2       Organization; Authority; No Conflicts..................................  4
     3.3       Litigation.............................................................  6
     3.4       No Other Agreements....................................................  6
     3.5       No Brokers.............................................................  6
     3.6       Covenant to Remedy Breaches............................................  6
     3.7       Actions Prior to Closing...............................................  7

ARTICLE IV     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
               OPERATING PARTNERSHIP..................................................  7
     4.1       Authority..............................................................  7
     4.2       No Brokers.............................................................  8

ARTICLE V      POWER OF ATTORNEY......................................................  8
     5.1       Grant of Power of Attorney.............................................  8
     5.2       Limitation on Liability................................................  9

ARTICLE VI     MISCELLANEOUS..........................................................  9
     6.1       Amendment..............................................................  9
     6.2       Entire Agreement; Counterparts; Applicable Law......................... 10
     6.3       Assignability.......................................................... 10
     6.4       Titles................................................................. 10
     6.5       Third Party Beneficiary................................................ 10
     6.6       Severability........................................................... 10
     6.7       Equitable Remedies..................................................... 11
     6.8       Notices; Exercise of Option............................................ 11
     6.9       Waiver of Rights; Consents with Respect to Partnership Interests....... 12


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
                                                                                      PAGE
                                                                                      ----

     6.10      Releases and Waivers................................................... 14
     6.11      Confidentiality........................................................ 15
     6.12      Computation of Time.................................................... 15
     6.13      Survival............................................................... 15
     6.14      Time of the Essence.................................................... 15


Exhibit

A.  Contribution and Assumption Agreement


Schedule

A.  Interest

                             CONTRIBUTION AGREEMENT


            This Contribution Agreement (this "AGREEMENT") dated as of the 29th day of April, 1997 is entered into by and among TOWER REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), and LAURIE JACOBY (the "CONTRIBUTOR").

                                R E C I T A L S:

            A. The Contributor owns an interest as set forth on Schedule A (the "INTEREST") in CXX Mineola Limited Partnership, a New York limited partnership (the "PARTNERSHIP").

            B. The Contributor owned a 20% limited partnership interest in Stellar Associates, a New York limited partnership ("STELLAR"). As a result of the bankruptcy of the general partner of Stellar, Stellar was dissolved (the "DISSOLUTION"). Stellar had been the record owner of a 5% limited partnership of the Partnership. Pursuant to the Dissolution, the general partner of Stellar distributed or will distribute on or prior to the Closing (as defined in Section 2.2) to each of the partners of Stellar, including the Contributor, each such partner's pro rata share, subject to a proportionate share of its liability, of the Partnership, which is the Interest.

            C. The Operating Partnership desires to acquire through a contribution to capital from the Contributor, and the Contributor desires to contribute to the Operating Partnership, on the terms and conditions set forth herein, all of the Contributor's rights, title and interest as a partner of the Partnership in exchange for cash.

            D. The Operating Partnership desires to acquire the Interest in connection with (i) the formation of Tower Realty Trust, Inc., a Maryland corporation (the "COMPANY"), which intends to qualify as a real estate investment trust and which is the sole general partner as well as a limited partner of the Operating Partnership, and (ii) the proposed loan from Merrill Lynch, Pierce, Fenner & Smith, Incorporated or an affiliate thereof (the "ML LOAN") to the Partnership.

            NOW, THEREFORE, for and in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Operating Partnership and the Contributor agree as follows:

                                    ARTICLE I

                 CONTRIBUTION OF INTEREST AND EXCHANGE FOR CASH

            1.1   Contribution Transaction. At the Closing (as defined in
Section 2.2 herein) and subject to the terms and conditions contained in this Contribution Agreement, the Contributor shall transfer to the Operating Partnership, absolutely and unconditionally, all of the Interest (as such term is defined in Recital A herein). The contribution of the Contributor's Interest shall be evidenced by a "CONTRIBUTION AND ASSUMPTION AGREEMENT" in substantially the form of EXHIBIT "A" attached hereto. The parties shall take such additional actions and execute such additional documentation as may be required by the agreement of limited partnership dated as of January 18, 1987 of the Partnership (the "PARTNERSHIP AGREEMENT") in order to effect the transactions contemplated hereby.

            1.2 Contribution of Certain Rights. Effective upon the Closing, the Contributor hereby contributes to the Operating Partnership all of its rights and interests, if any, including rights to indemnification in favor of the Contributor, if any, under the agreements pursuant to which the Contributor or its affiliates initially acquired the Interest transferred pursuant to this Contribution Agreement.

            1.3 Consideration. The cash consideration (the "CONSIDERATION") to be paid to the Contributor in respect of the Operating Partnership's purchase of the Interest shall be $15,000. The Consideration shall be paid by bank check or wire transfer as determined by the Operating Partnership.


                                   ARTICLE II

                                     CLOSING

            2.1 Conditions Precedent. The Closing of the ML Loan is a condition precedent to the obligations of the parties to this Contribution Agreement to effect the transactions contemplated by this Contribution Agreement on the Closing Date (as defined below).

                  The obligations of the Operating Partnership to effect the transactions contemplated hereby shall be subject to the following additional conditions:

                  (a) The representations and warranties of the Contributor contained in this Contribution Agreement shall have been true and correct in all material respects on the date such representations and warranties were made, and shall be true and correct in all material respects on the Closing Date as if made at and as of such date;

                  (b) Each of the obligations of the Contributor to be performed by it shall have been duly performed by it on or before the Closing Date;

                  (c) Concurrently with the Closing, the Contributor shall have executed and delivered to the Operating Partnership the documents required to be delivered pursuant to Section 2.3 hereof;

                  (d) The Contributor shall have obtained all necessary consents or approvals of governmental authorities or third parties to the consummation of the transactions contemplated hereby and the general partner of Stellar shall have distributed the Interest to the Contributor;

                  (e) The Contributor shall not have breached any of its covenants contained herein in any material respect;

                  (f) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened;

                  (g) There shall not have occurred between the date hereof and the Closing Date any material adverse change in any of the Partnership's assets or business; and

                  (h) The Operating Partnership shall have acquired at or prior to the Closing all outstanding partnership interests in the Partnership.

                  The foregoing conditions may be waived by the Operating Partnership in its sole and absolute discretion.

            2.2 Time and Place. The date, time and place of the closing of the transactions contemplated hereunder (the "CLOSING") shall be the day the Operating Partnership receives the proceeds from the ML Loan (the "CLOSING DATE"), at 10:00 a.m. in the office of Battle Fowler LLP, 75 East 55th Street, New York, New York 10022. The transfers described in Sections 1.1 and 1.2 of this Contribution Agreement, and all closing deliveries, and the consummation of the ML Loan, shall be deemed concurrent for all purposes.

            2.3 Closing Deliveries. At the Closing, the parties shall make, execute, acknowledge and deliver, or cause to be made,executed, acknowledged and delivered through the Attorney-in-Fact (as designated in Section 5.1 below), the legal documents and other items (collectively, the "CLOSING DOCUMENTS") necessary to carry out the intention of this Contribution Agreement, which Closing Documents and other items shall include, without limitation, the following:

                        (i) A Contribution and Assumption Agreement;

                        (ii) The Partnership's books and records and securities
                  or other evidences of ownership held by the Contributor; and

                        (iii) An affidavit from the Contributor, stating under
                  penalty of perjury, the Contributors's United States Taxpayer Identification Number and that the Contributor is not a foreign person pursuant to section 1445(b)(2) of the Internal Revenue Code of 1986, as amended (the "CODE") and a comparable affidavit satisfying California and any other withholding requirements.

            2.4 Closing Costs. The Operating Partnership shall pay any documentary transfer taxes, escrow charges, title charges and recording taxes or fees incurred in connection with the transactions contemplated hereby.


                                   ARTICLE III

          REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CONTRIBUTOR

            As a material inducement to the Operating Partnership to enter into this Agreement and to consummate the transactions contemplated hereby, the Contributor hereby makes to the Operating Partnership, with respect to the Interest, each of the representations and warranties set forth in this Article III, which representations and warranties (unless otherwise noted) are true as of the date hereof. As a condition to the Operating Partnership's obligation to purchase the Interest in exchange of payment of the Consideration.

            3.1 Title to Interest. (a) The Contributor owns beneficially and of record, free and clear of any claim, lien, pledge (except for pledges relating to the debt or equity financing of any of the properties held by the Partnership (each, a "Property") or encumbrances arising under the Partnership Agreement pursuant to which the Interest was issued (any such pledge, a "PERMITTED PLEDGE")), voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, right of assignment, purchase right or other rights of any nature whatsoever (each, an "ENCUMBRANCE"), and has full power and authority to convey free and clear of any Encumbrances, its Interest and, upon delivery of a Contribution and Assumption Agreement by the Contributor conveying its Interest and delivery of the Consideration by the Operating Partnership for such Interest as herein provided, the Operating Partnership will acquire good and valid title thereto, free and clear of any Encumbrance, except Encumbrances created in favor of the Operating Partnership by the transactions contemplated hereby.

            (b) The Interest has been validly issued and the Contributor has funded (or will fund before the same is past due) all capital contributions and advances to the Partnership that are required to be funded or advanced prior to the date hereof and the Closing.

            (c) There are no agreements, instruments or understandings with respect to the Interest except as set forth in the Partnership Agreement.

            (d) No Permitted Pledge will be in existence as of the date of the Closing, and the Contributor shall provide, at the Closing, such documentary evidence of the release of any Permitted Pledge as the Operating Partnership may reasonably request.

            (e) In making the representations in this Section 3.1 regarding the absence of Encumbrances, the Contributor may assume that the consents and waivers of rights set forth in Section 6.9 hereof have been given by all partners of the Partnership.

            3.2 Organization; Authority; No Conflicts. (a) If the Contributor is not a natural person, the Contributor is a corporation, limited partnership, general partnership, limited liability company or trust duly organized, validly existing and in good standing under the laws of the state of its organization.

            (b) Such Contributor has full right, authority, power and capacity:

                  (i) to execute and deliver this Agreement, each Closing
            Document and each other agreement, document and instrument to be executed and delivered by or on behalf of such Contributor pursuant to this Agreement;

                  (ii) to perform the transactions contemplated hereby and
            thereby; and

                  (iii) to transfer, assign, convey and deliver all of such
            Contributor's Interest to the Operating Partnership in accordance with this Agreement.

            (c) All applicable corporate, partnership, limited liability company, trust or other action necessary for such Contributor to execute and deliver this Agreement, the Closing Documents and each other agreement, document and instrument executed by or on behalf of Contributor pursuant to this Agreement, and to perform the transactions contemplated hereby and thereby, has been taken, or will be taken prior to the Closing Date.

            (d) This Agreement, each Closing Document and each other agreement, document and instrument executed and delivered by or on behalf of such Contributor pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of such Contributor, each enforceable in accordance with its respective terms.

            (e) Except for any breaches, violations or defaults which will be waived or cured, or discharged or repaid prior to or contemporaneously with the Closing, the execution, delivery and performance of this Agreement, the Closing Documents and each other agreement, document and instrument to be executed and delivered by or on behalf of such Contributor:

                  (i) does not and will not violate such Contributor's charter and/or bylaws, partnership agreement, operating agreement or declaration of trust, as applicable;

                  (ii) does not and will not violate any foreign, federal,
            state, local or other laws applicable to such Contributor or require such Contributor to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made and which does not remain in effect; and

                  (iii) does not and will not result in a breach or a violation of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture, deed of trust, mortgage, loan or credit agreement or any other agreement, contract, instrument, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Contributor is a party or by which the property of such Contributor is bound or affected, or result in the creation of any Encumbrance on any of the property or assets of the Partnership.

            (f) In making the representations set forth in this Section 3.2, each Contributor may assume that

                  (i) the consents and waivers of rights set forth in Section
            6.9 hereof have been given by all partners of the Partnership, and

                  (ii) for purposes of making such representation as of the date hereof, any Permitted Pledge has been released.

            3.3 Litigation. (a) The Contributor knows of no litigation or proceeding, whether judicial, administrative or arbitral, pending or overtly threatened, affecting all or any portion of Interest or such Contributor's ability to consummate the transactions contemplated hereby.

            (b) Such Contributor knows of no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting all or any portion of the Interest, which in any such case would impair such Contributor's ability to enter into and perform all of its obligations under this Agreement.

            3.4 No Other Agreements. (a) The Contributor has made no agreement with, and will not enter into any agreement with, and has no obligation (absolute or contingent) to, any other person or entity to sell, transfer, dispose of or in any way encumber the Interest or restricting in any way such Contributor's ability to contribute the Interest to the capital of the Operating Partnership or to enter into any agreement with respect to the Interest.

            (b) In making the representations set forth in this Section 3.4, the Contributor may assume that

                  (i) the consents and waivers of rights set forth in Section
            6.9 hereof have been given by all partners of the Partnership, and

                  (ii) for purposes of making such representations as of the date hereof, any Permitted Pledge has been released.

            3.5 No Brokers. The Contributor has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or entity which will result in the obligation of the Operating Partnership to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

            3.6 Covenant to Remedy Breaches. The Contributor covenants to use all reasonable efforts within its control

                  (a) to prevent the breach of any representation or warranty of the Contributor hereunder,

                  (b) to satisfy all covenants of the Contributor hereunder, and

                  (c) to promptly clear any breach of a representation, warranty or covenant of the Contributor hereunder upon its learning of same.

            3.7 Actions Prior to Closing. From the date hereof through the Closing, the Contributor shall not:

                        (i) Sell or transfer all or any portion of the Interest;
                  or

                        (ii) Mortgage, pledge or encumber (or permit to become
                  encumbered) all or any portion of the Interest.


                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                          OF THE OPERATING PARTNERSHIP

            As a material inducement to the Contributor to enter into this Agreement and to consummate the transactions contemplated hereby, the Operating Partnership hereby makes to the Contributor each of the representations and warranties set forth in this Article IV, which representations and warranties are true as of the date hereof and shall be true as of the date of the Closing.

            4.1 Authority. (a) The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (b) The Operating Partnership has full right, authority, power and capacity:

                  (i) to execute and deliver this Agreement, each Closing
            Document to which it is a party and each other agreement, document and instrument to be executed and delivered by or on behalf of it pursuant to this Agreement; and

                  (ii) to perform the transactions contemplated hereby and
            thereby.

            (c) This Agreement, each Closing Document to which the Operating Partnership is a party and each agreement, document and instrument executed and delivered by the Operating Partnership pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable in accordance with its respective terms.

            (d) The execution, delivery and performance of this Agreement, each Closing Document to which the Operating Partnership is a party and each such agreement, document and instrument by the Operating Partnership:

                  (i) does not and will not violate the agreement of limited partnership of the Operating Partnership dated as of March 24, 1997 (the "OP AGREEMENT");

                  (ii) does not and will not violate any foreign, federal,
            state, local or other laws applicable to the Operating Partnership or require the Operating Partnership to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made and which does not remain in effect; and

                  (iii) does not and will not result in a breach or a violation of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture, deed of trust, mortgage, loan or credit agreement, any other material agreement, contract, instrument, lease, permit or authorization, or any order, writ, judgment, injunction, decree, determination or arbitration award to which the Operating Partnership is a party or by which the property of the Operating Partnership is bound or affected.

            4.2 No Brokers. The Operating Partnership has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or entity which will result in the obligation of any Contributor to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                                    ARTICLE V

                                POWER OF ATTORNEY

            5.1 Grant of Power of Attorney. The Contributor does hereby irrevocably appoint the Operating Partnership (or its designee) and each of them individually and any successor thereof from time to time (such Operating Partnership or designee or any such successor of any of them acting in his, her or its capacity as attorney-in-fact pursuant hereto, the "ATTORNEY-IN-FACT") as the true and lawful attorney-in-fact and agent of the Contributor, to act in the name, place and stead of the Contributor to make, execute, acknowledge and deliver all such other contracts, orders, other writings (including without limitation the execution of any Closing Documents or other documents relating to the acquisition by the Operating Partnership of the Interest), to provide information to the Securities and Exchange Commission and others about the transactions contemplated hereby and, in general, to do all things and to take all actions which the Attorney-in-Fact in its sole discretion may consider necessary or proper in connection with or to carry out the transactions contemplated by this Contribution Agreement, as fully as could the Contributor if personally present and acting. Further, the Contributor hereby grants to the Attorney-in-Fact a proxy (the "PROXY") to vote the Contributor's Interest on any matter related to the Transactions contemplated hereby or to the ML Loan presented to the partners of the Partnership for a vote, including, but not limited to, the transfer of interests in the Partnership by the other partners.

            Each of the Power of Attorney and Proxy and all authority granted hereby shall be coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of the Contributor, by operation of law or by the occurrence of any other event or events, and if any other such act or events shall occur before the completion of the transactions contemplated by this Contribution Agreement, the Attorney-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such other act or events had not occurred and regardless of notice thereof. The Contributor agrees that, at the request of the Operating Partnership, it will promptly execute a separate power of attorney and proxy on the same terms set forth in this ARTICLE 5, such execution to be witnessed and notarized. The Contributor hereby authorizes the reliance of third parties on each of the Power of Attorney and Proxy.

            The Contributor acknowledges that the Operating Partnership has, and any designee or successor thereof acting as Attorney-in-Fact may have, an economic interest in the transactions contemplated by this Contribution Agreement.

            5.2 Limitation on Liability. It is understood that the Attorney-in-Fact assumes no responsibility or liability to any person by virtue of the Power of Attorney or Proxy granted by the Contributor hereby. The Attorney-in-Fact makes no representations with respect to and shall have no responsibility for the transactions contemplated hereby or the Company's contemplated initial public offering (the "IPO"), or the acquisition of the Interest by the Operating Partnership and shall not be liable for any error or judgment or for any act done or omitted or for any mistake of fact or law except for its own gross negligence or bad faith. The Contributor agrees to indemnify the Attorney-in-Fact for and to hold the Attorney-in-Fact harmless against any loss, claim, damage or liability incurred on its part arising out of or in connection with it acting as the Attorney-in-Fact under the Power of Attorney or Proxy created by the Contributor hereby, as well as the cost and expense of investigating and defending against any such loss, claim, damage or liability, except to the extent such loss, claim, damage or liability is due to the gross negligence or bad faith of the Attorney-in-Fact. The Contributor agrees that the Attorney-in-Fact may consult with counsel of its own choice (who may be counsel for the Operating Partnership or its successors or affiliates), and it shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. It is understood that the Attorney-in-Fact may, without breaching any express or implied obligation to Contributor hereunder, release, amend or modify any other power of attorney or proxy granted by any other person under any related agreement.


                                   ARTICLE VI

                                  MISCELLANEOUS

            6.1 Amendment. (a) This Agreement may only be amended by a written agreement duly executed by the Contributor and the Operating Partnership.

            (b) No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

            6.2   Entire Agreement; Counterparts; Applicable Law. This
Agreement

                  (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof,

                  (b) may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument, and

                  (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York without giving effect to the conflicts of law provisions thereof.

            6.3 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by the Operating Partnership without the prior written consent of the Contributor, or by any Contributor without the prior written consent of the Operating Partnership, and any attempted assignment without such consent shall be void and of no effect; provided, further, however, that the Operating Partnership may assign all or any portion of this Agreement and the Closing Documents and any agreement contemplated hereunder or thereunder to the Company or to an affiliate of the Operating Partnership or the Company without the consent of the Contributor.

            6.4 Titles. The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

            6.5 Third Party Beneficiary. No provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary right or any other right of any kind in any customer, affiliate, stockholder, partner, director, officer or employee of any party hereto or any other person or entity, provided, however, that Article V and Sections 6.3 and
6.9 of this Agreement shall be enforceable by and shall inure to the benefit of the persons described therein.

            6.6 Severability. (a) If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

            (b) The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Operating Partnership to effect such replacement.

            6.7 Equitable Remedies. (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

            (b) It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of New York (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled under this Agreement or otherwise at law or in equity.

            6.8 Notices; Exercise of Option. Any notice or demand which must or may be given under this Agreement or by law shall, except as otherwise provided, be in writing and shall be deemed to have been given

                  (i) when physically received by personal delivery (which shall include the confirmed receipt of a telecopied facsimile transmission),

                  (ii) three (3) business days after being deposited in the
            United States certified or registered mail, return receipt requested, postage prepaid, or

                  (iii) one (1) business day after being deposited with a
            nationally known commercial courier service utilizing its next day delivery service (such as Federal Express);

addressed and delivered or telecopied in the case of a notice to the Operating Partnership to the following address and telecopy number:

                  Tower Realty Operating Partnership, L.P.
                  c/o Feldman Equities
                  120 West 45th Street
                  New York, New York  10036-4003
                  Attention: Lawrence Feldman
                  Phone: (212)768-9010
                  Telecopy: (212)768-9479

with a copy to:

                  Battle Fowler LLP
                  75 East 55th Street
                  New York, New York 10022
                  Attention: Steven L. Lichtenfeld, Esq.
                  Phone: (212)856-6996
                  Telecopy: (212)856-7823

and addressed and delivered or telecopied, in the case of a notice to the Contributor, to the address and telecopy number set forth under the Contributor's name on the signature page hereof.

            6.9 Waiver of Rights; Consents with Respect to Partnership Interests. (a) The Contributor acknowledges that the agreements contained herein and the transactions contemplated hereby and any actions taken in contemplation of the transactions contemplated hereby (including the declaration of any dividend or distribution in the form of an additional interest in the Partnership) may conflict with, and may not have been contemplated by, the Partnership Agreement or another agreement among one or more holders of interests in the Partnership or one or more of the partners of the partnership.

            (b) The Contributor expressly gives all Consents (and any consent necessary to authorize the proper parties in interest to give all Consents) and Waivers necessary or desirable to facilitate any Conveyance Action relating to the Partnership (as such terms are defined below).

            (c) The Contributor further agrees that the Contributor will take no action to enjoin, or seek damages resulting from, any Conveyance Action by any holder of a direct or indirect interest in the Partnership.

            (d) The Waivers and Consent contained in this Section 6.9 shall terminate upon the termination of this Agreement, except as to transactions completed hereunder prior to termination.

            (e) (i) As used herein, the term "CONVEYANCE ACTION" means, with respect to the Partnership,

                  (ii) the conveyance or agreement to convey by a partner
            thereof or by any holder of an indirect interest therein (whether or not such partner or holder is a contributor under an agreement containing terms similar to this Contribution Agreement) of its direct or indirect interest in the Partnership to the Operating Partnership or the Company or to another person in connection with the formation of the Operating Partnership or the Company, or

                  (iii) the entering into by any such partner or holder of any agreement relating to

                        (A) the formation of the Operating Partnership or the
                  Company,

                        (B) the direct or indirect acquisition by the Operating
                  Partnership or the Company of any such direct or indirect interest, or

                        (C) the transactions described in or contemplated by the
                  prospectus relating to the IPO, or

                  (iv) the taking by any such partner or holder of any action necessary or desirable to facilitate any of the foregoing, including, without limitation, the following (provided that the same are taken in furtherance of the foregoing):

                        (A) any sale or distribution to any person of a direct
                  or indirect interest in the Partnership or an undivided tenant-in-common interest in the Property represented by such Partnership interest,

                        (B) the entering into of any agreement with any person
                  or entity that grants to such person or entity the right to purchase a direct or indirect interest in the Partnership, and

                        (C) the giving of the Consents and Waivers contained in
                  this Section 6.9 or consents or waivers similar thereto in form or purpose.

                  (v) As used herein, the term "CONSENTS" means, with respect to the Partnership, any consent deemed by the Operating Partnership to be necessary or desirable under the Partnership Agreement or any other agreement among all or any of the holders of interests therein or any other agreement relating thereto or referred to therein

                        (A) to permit any and all Conveyance Actions relating to
                  the Partnership or to amend the Partnership Agreement and/or other agreements so that no provision thereof prohibits, restricts, impairs or interferes with any Conveyance Action (such amendment to include, without limitation, the deletion of provisions which cause a default under such agreement if interests therein are transferred for other than cash),

                        (B) to admit the Operating Partnership (or the Company
                  or any affiliate of the Operating Partnership or the Company in accordance with Section 6.3 above) as a substitute limited partner or general partner of the Partnership upon the Operating Partnership's or any such affiliate's acquisition of a limited or general partner interest therein, respectively, and to adopt such amendment as is necessary or desirable to effect such admission,

                        (C) to adopt any amendment as may be deemed desirable by
                  the Operating Partnership, either simultaneously with or immediately prior to the acquisition by the Operating Partnership or any such affiliate of a limited or general partnership interest therein, provided, however, that such amendment will not result in any increased liability on the part of the Contributor or under the Partnership Agreement, and

                        (D) to continue the Partnership following the transfer
                  of interests therein to the Operating Partnership (or the Company or any affiliate of the Operating Partnership or the Company in accordance with Section 6.3 above).

                  (vi) As used herein, the term "WAIVERS" means, with respect to the Partnership, the waiving of any and all rights that the Contributor may have with respect to, and (to the extent possible) that any other person may have with respect to, or that may accrue to the Contributor or other person upon the occurrence of, a Conveyance Action relating to the Partnership, including, but not limited to, the following rights:

                        (A) rights of notice,

                        (B) rights to response periods,

                        (C) rights to purchase the direct or indirect interest
                  of another partner in the Partnership (or the property interests represented by such partnership interest) or to sell the Contributor's or other person's direct or indirect interest therein to another partner,

                        (D) rights to sell the Contributor's or other person's
                  direct or indirect interest therein at a price other than as provided herein, or

                        (E) rights to prohibit, limit, invalidate, otherwise
                  restrict or impair any such Conveyance Action or to cause a termination or dissolution of the Partnership because of such Conveyance Action.

            6.10 Releases and Waivers. Each of the releases and waivers enumerated in this Section 6.10 shall become effective only upon the Closing pursuant to ARTICLE 2.

                  (a) As of the Closing, the Contributor irrevocably waives, releases and forever discharges the Operating Partnership and the Operating Partnership's affiliates, partners (including Lawrence H. Feldman), agents, attorneys, successors and assigns of and from, any and all charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever (collectively, "CONTRIBUTOR CLAIMS"), known or unknown, suspected or unsuspected, arising out of or relating to the Partnership Agreement, this Contribution Agreement or any other matter which exists at the Closing, except for Contributor Claims arising from the breach of any representation, warranty, covenant or obligation under this Contribution Agreement.

                  (b) As of the Closing, the Operating Partnership irrevocably waives, releases and forever discharges the Contributor and the Contributor's agents, attorneys, successors and assigns of and from, any and all charges, complaints, claims, liabilities, damages, actions, causes of action losses and costs of any nature whatsoever (collectively, "OPERATING PARTNERSHIP CLAIMS"), known or unknown, suspected or unsuspected, arising out of or relating to the Partnership Agreement, this Contribution Agreement or any other matter which exists at the Closing, except for Operating Partnership Claims arising from the breach of any representation, warranty, covenant or obligation under this Contribution Agreement.

                  (c) As of the Closing, the Contributor waives and relinquishes all rights and benefits otherwise afforded to the Contributor under the Partnership Agreement including, without limitation, any right to consent to or approve of the sale or contribution by the other partners of the Partnership of their partnership interests to the Company or the Operating Partnership.

            6.11 Confidentiality. (a) The Contributor shall treat as strictly confidential the fact that the Company is contemplating an offering of its Common Stock until such time as the Company has filed Registration Statement relating thereto with the Securities and Exchange Commission, and shall not communicate at any time the terms of this Agreement to any person other than counsel or advisors to the Contributor who agree to keep such terms confidential and any lender holding a lien on any Property Interests.

            (b) The Contributor shall treat all information received from the Operating Partnership or its counsel or advisors pertaining to the Operating Partnership or the Company confidential and shall disseminate the same only to counsel to the Contributor who agree to keep such information confidential.

            6.12 Computation of Time. Any time period provided for herein which shall end on a Saturday, Sunday or bank or legal holiday shall extend to 5:00 p.m. of the next full business day. All times are New York City time.

            6.13 Survival. It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of the Operating Partnership and the Contributor set forth in this Agreement shall survive the consummation of the transactions contemplated hereby.

            6.14 Time of the Essence. Time is of the essence with respect to all obligations of the Contributor under this Agreement.

   [SIGNATURE PAGE TO CONTRIBUTION AGREEMENT: CXX MINEOLA LIMITED PARTNERSHIP]


            IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first written above.

                                         OPERATING PARTNERSHIP:

                                         TOWER REALTY OPERATING PARTNERSHIP,
                                         L.P.

                                         By:  TOWER REALTY TRUST, INC.,
                                              its general partner


                                              By:  /s/ Lawrence H. Feldman
                                                   ----------------------------
                                                   Name:  Lawrence H. Feldman
                                                   Title:  President


CONTRIBUTOR'S ADDRESS:                   CONTRIBUTOR:

245-77 Avenue                            LAURIE JACOBY
Douglaston, NY 11362
----------------------------
----------------------------
----------------------------             By:  /s/ Laurie Jacoby
                                              ---------------------------------
                                              Name:

                                    EXHIBIT A
                                       to
                             CONTRIBUTION AGREEMENT


                      CONTRIBUTION AND ASSUMPTION AGREEMENT


               FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby assigns, transfers, contributes and conveys to Tower Realty Operating Partnership, L.P. a Delaware limited partnership (the "OPERATING PARTNERSHIP"), his or its entire legal and beneficial right, title and interest in and to all general or limited partnership interests (the "INTEREST") held by him or it in CXX Mineola Limited Partnership (the "PARTNERSHIP"), including, without limitation, all rights to receive distributions of money, profits and other assets from or relating to the Partnership or the Interest, presently existing or hereafter at any time arising or accruing TO HAVE AND TO HOLD the same unto the Operating Partnership, its successors and assigns, forever.

               Upon the execution and delivery hereof, the Operating Partnership assumes all obligations in respect of the Interest.


Executed: April __, 1997                  LAURIE JACOBY



                                          By:
                                               -------------------------------
                                               Name:
                                               Title:

                                   SCHEDULE A



LAURIE JACOBY            1% limited partnership interest in CXX Mineola Limited
                         Partnership